UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2017

ACM Research, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38273	94-3290283
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

42307 Osgood Road, Suite I, Fremont California 94539

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:    (510) 445-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 2, 2017, we entered into an underwriting agreement with Roth Capital Partners, LLC, as representative of the several underwriters named on Schedule I thereto, whom we refer to as the Underwriters, with respect to our sale to the Underwriters of 2,000,000 shares of Class A common stock, par value $0.0001 per share, which we refer to as the Shares. The Shares have been registered under a registration statement on Form S-1, as amended, that was filed with, and declared effective by, the Securities and Exchange Commission.

Pursuant to the underwriting agreement, (a) we agreed to issue and sell the Shares to the Underwriters for a purchase price of $5.208 per Share at a closing scheduled to be held on November 7, 2017, and (b) the Underwriters agreed to offer the Shares to the public at an initial public offering price of $5.60. In addition, we granted to the Underwriters an option, exercisable until December 2, 2017 (30 days after the date of the underwriting agreement) to purchase, at a price of $5.60 per share, up to an additional 300,000 shares of Class A common stock to cover over-allotments, if any. We also agreed to issue to the Underwriters a warrant exercisable to purchase 80,000 shares of Class A common stock at an exercise price of $6.16 per share. The warrant will be exercisable commencing upon issuance and terminating on November 2, 2022.

Roth Capital Partners, LLC is acting as sole book-running manager for the Underwriters and Craig-Hallum Capital Group LLC and The Benchmark Company, LLC are acting as co-managers.

The underwriting agreement contains customary representations, warranties and agreements by us, and customary conditions to closing, indemnification obligations of us and the Underwriters, including indemnification for liabilities under the Securities Act of 1933, other obligations of the parties, and termination provisions.

The foregoing description of the underwriting agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the underwriting agreement, which is included as Exhibit 1.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the warrant to be issued to the Underwriters does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of warrant included as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1*	Underwriting Agreement, dated November 2, 2017, by and between ACM Research, Inc. and Roth Capital Partners, LLC, as representative of the several underwriters named on Schedule I thereto

4.1	Form of Class A Common Stock Warrant of ACM Research, Inc. to be issued to the Underwriters, incorporated herein by reference to Exhibit 4.02 to ACM Research, Inc. Amendment No. 4 to Registration Statement on Form S-1, filed with the SEC on November 2, 2017

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ACM RESEARCH, INC.

Dated: November 3, 2017	By:	/s/ DAVID H. WANG
Chief Executive Officer and President